EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Network-1 Security Solutions, Inc. (the "Company") on Form S-8 (File No. 33-64066) of our report dated July 2, 2003, on our audits of the financial statements of the Company as of December 31, 2002 and 2001 and for each of the years then ended, which report is included in this Annual Report on Form 10-KSB.




Eisner LLP

New York, New York
September 24, 2003